EXHIBIT 99.1

Contact:	PROG Holdings, Inc.
John Baugh
Vice President, Investor Relations
385.351.1390
John.Baugh@progleasing.com

PROG Holdings Reports Fourth Quarter 2020 Results

•Revenues of $605.7 million, up 6.5%
•Diluted EPS of $0.62; Non-GAAP Diluted EPS $0.95, up 46.2%
•Earnings before taxes of $66.3 million; Adjusted EBITDA of $90.0 million, up 35.9%
•Progressive Leasing earnings before taxes of $88.1 million; Adjusted EBITDA of $96.7 million, up 25.4%
•Board of Directors authorizes new $300 million share repurchase program

SALT LAKE CITY, UT February 25, 2021/PRNewswire/-PROG Holdings, Inc. (NYSE:PRG), a FinTech holding company operating Progressive Leasing, a leading provider of virtual in store, e-commerce and app-based point-of-sale lease-to-own solutions, and Vive Financial, an omni-channel provider of second-look revolving credit products, today announced fourth quarter 2020 results for the first time as a stand-alone public company.
“Our Progressive Leasing segment delivered record revenue, earnings before taxes, and adjusted EBITDA for the fourth quarter period, in spite of challenges posed by the pandemic”, said Steve Michaels, PROG’s Chief Executive Officer. “During our first quarter as a stand-alone FinTech company, the PROG team provided exceptional service to our customers and point-of-sale retail partners while also completing the spin-off of our former Aaron’s Business segment. We continued to navigate challenging economic conditions, as changes in customer behavior, supply chain disruptions, and broader economic uncertainty negatively impacted gross merchandise volume (GMV) in the period. During 2021, we expect to achieve strong GMV growth by expanding our e-commerce business and driving increased sales for our existing and new point-of-sale retail partners.”

Consolidated Results

For the fourth quarter of 2020, consolidated revenues were $605.7 million, an increase of 6.5% from the fourth quarter of 2019. The increase was primarily driven by continued strong customer payment performance across both the Progressive Leasing and Vive business segments, as well as elevated buyout activity in the period. These revenue drivers were partially offset by lower levels of GMV growth in the second and third quarters that had an unfavorable impact on fourth quarter revenue growth. Progressive Leasing's GMV for the fourth quarter of 2020 declined 3.4% compared to the prior year period, as strong growth in new national retailers and e-commerce was offset by the effects of pandemic-related challenges experienced by our point-of-sale retail partners.
The provision for lease merchandise write-offs was 4.5% of revenues in the fourth quarter of 2020 compared with 6.6% in the same period of 2019, below our annual target range of 6% to 8% of revenues. The lower write-offs resulted from lower delinquencies and customer payment performance exceeding prior year results.
The Company reported net earnings from continuing operations for the fourth quarter of 2020 of $42.3 million compared to a net loss from continuing operations of $138.1 million in the prior year period (which was burdened by one-time legal and regulatory expenses of $179.3 million). Net earnings in the fourth quarter of 2020 included $15.5 million of transaction expenses related to the spin-off of our former Aaron's Business segment, as well as $3.6 million of unallocated overhead costs that was previously allocated to that segment.
Adjusted EBITDA for the Company was $90.0 million for the fourth quarter of 2020, compared with $66.2 million for the same period in 2019, an increase of $23.8 million, or 35.9%. As a percentage of revenues, adjusted EBITDA was 14.9% in the fourth quarter of 2020 compared with 11.6% for the same period in 2019.
Diluted earnings per share from continuing operations for the fourth quarter of 2020 were $0.62 compared with diluted loss per share of $2.06 in the year ago period. The fourth quarter 2019 diluted loss per share was impacted by one-time legal and regulatory expenses of $179.3 million. On a non-GAAP basis, diluted earnings per share from continuing operations were $0.95 in the fourth quarter of 2020 compared with $0.65 for the same quarter in 2019, an increase of $0.30 or 46.2%.

Liquidity and Capital Allocation

The Company ended 2020 with a net debt position of $13 million and had $300 million of unused capacity on its $350 million revolving credit facility. In addition, the Company’s Board of Directors has authorized a new $300 million share repurchase program and determined to discontinue paying dividends for the foreseeable future.
“The Board’s decision to authorize a new repurchase program and discontinue the dividend, reflects our new positioning. With the spin-off behind us, our business is now high-growth and asset light. We have substantial capital to grow, through both re-investment in our business and potential opportunities to acquire innovative and scalable technologies or businesses. At the same time, we expect our strong cash flows will provide us the opportunity to return excess capital to shareholders through opportunistic buybacks,” said Mr. Michaels.
The Company expects to repurchase shares under its new $300 million program from time to time, subject to its capital plan, market conditions and other factors. The timing and exact amount of repurchases under the new repurchase program will be determined by the Company’s management. The Company is not obligated to acquire any particular number of shares and the new program may be suspended or discontinued at any time.

2021 Outlook
The Company is providing outlook for the first quarter of 2021, but will not be providing annual guidance at this time, as the economic uncertainty created by the pandemic, and uncertainty regarding the amount, nature and timing of any government stimulus, continues to impact our POS partners and our customers in a manner that limits its visibility into its full-year performance for 2021.

	Q1 2021 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$650,000	$670,000
PROG Holdings - Net Earnings	55,000	58,000
PROG Holdings - Adjusted EBITDA[1]	85,000	90,000
PROG Holdings - Diluted EPS	0.81	0.87
PROG Holdings - Diluted Non-GAAP EPS	0.89	0.95

Progressive Leasing - Total Revenues	638,000	657,000
Progressive Leasing - Earnings before taxes	72,000	75,000
Progressive Leasing - Adjusted EBITDA[1]	84,000	87,000

Vive - Total Revenues	12,000	13,000
Vive - Earnings before taxes	1,000	3,000
Vive - Adjusted EBITDA[1]	1,000	3,000

1 The Q1 2021 Adjusted EBITDA outlook excludes stock-based compensation expense. See GAAP to Non-GAAP reconciliation below for further details.
Conference Call and Webcast
The Company will hold a conference call to discuss its quarterly results on Thursday, February 25, 2021 at 8:30 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Company’s investor relations website, investor.progleasing.com. The webcast will be archived for playback at that same site.

About PROG Holdings, Inc.
Headquartered in Salt Lake City, Utah, PROG Holdings, Inc.'s (NYSE-PRG) is a financial technology holding company operating Progressive Leasing, a leading provider of virtual in store, e-commerce and app-based point-of-sale lease-to-own solutions, and Vive Financial, an omni-channel provider of second-look revolving credit products. The Company’s mission is to provide simple and affordable payment options for credit challenged consumers. Progressive Leasing’s fair and transparent lease-purchase option has helped millions of consumers and their families use and own the products they need through more than 25,000 point-of-sale partner locations and e-commerce websites in 45 states. Vive Financial provides second-look credit products that are originated through federally insured banks at over 3,000 point-of-sale partner locations and e-commerce websites.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expect”, “believe”, “outlook”, “guidance”, and similar terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, and whether additional government stimulus payments or supplemental unemployment benefits will be approved, and the nature, amount and timing of any such payments or benefits, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners, (c) Progressive Leasing’s customers, including their ability and willingness to satisfy their obligations under their lease agreements, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) the effects on our business and reputation resulting from Progressives Leasing’s announced settlement and related consent order with the FTC, including the risk of losing existing POS partners or being unable to establish new relationships with additional POS partners, and of any follow-on regulatory and/or civil litigation arising therefrom; (iv) other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (v) increased competition from traditional and virtual lease-to-own competitors; (vi) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments for Progressive Leasing, especially in light of the COVID-19 pandemic; (vii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the spin-off of the Company’s Aaron’s Business segment may not be achieved in a timely manner, or at all; and (viii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which will be filed with the Securities and Exchange Commission later today. Statements in this press release that are “forward-looking” include without limitation statements about (i) the strength of our businesses during the ongoing economic uncertainty caused by the COVID pandemic; (ii) our expectations for growth in Progressive Leasing’s gross merchandise volume, expanding our business with e-commerce partners, and driving increased sales for existing and new POS partners; (iii) statements regarding our plans to repurchase shares under our newly authorized $300 million repurchase program and the manner in which, and frequency with which, we may do so, the consistency of our business model and ability to generate strong cash flows, and our ability to create meaningful shareholder value over the long term; and (iv) our outlook for our consolidated financial performance for the first quarter of 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Lease Revenues and Fees	$594,017	$559,549	2,443,405	$2,128,133
Interest and Fees on Loans Receivable	11,635	9,103	41,190	35,046
Total	605,652	568,652	2,484,595	2,163,179

Costs and Expenses:
Depreciation of Lease Merchandise	401,037	379,038	1,690,922	1,445,027
Provision for Lease Merchandise Write-offs	26,889	36,668	131,332	153,516
Operating Expenses	95,690	94,783	373,460	357,762
Legal and Regulatory Expense, net of insurance recoveries	—	179,261	(835)	179,261
Separation Related Charges	15,510	—	17,953	—
Total	539,126	689,750	2,212,832	2,135,566

Operating Profit (Loss)	66,526	(121,098)	271,763	27,613
Interest Expense	(187)	—	(187)	—
Earnings (Loss) Before Income Tax Expense from Continuing Operations	66,339	(121,098)	271,576	27,613
Income Tax Expense	24,034	17,028	37,949	52,228
Net Earnings (Loss) from Continuing Operations	42,305	(138,126)	233,627	(24,615)
(Loss) Earnings from Discontinued Operations, Net	(1,487)	31,069	(295,092)	56,087
Net Earnings (Loss)	$40,818	$(107,057)	$(61,465)	$31,472
Basic Earnings (Loss) per Share:
Continuing Operations	$0.62	$(2.06)	$3.47	$(0.37)
Discontinued Operations	(0.02)	0.46	(4.39)	0.83
Total Basic Earnings (Loss) per Share	0.60	(1.60)	(0.91)	0.47
Diluted Earnings (Loss) per Share:
Continuing Operations	$0.62	$(2.06)	$3.43	$(0.37)
Discontinued Operations	(0.02)	0.46	(4.34)	0.83
Total Diluted Earnings (Loss) per Share	0.60	(1.60)	(0.90)	0.47
Weighted Average Shares Outstanding	67,719	66,908	67,261	67,322
Weighted Average Shares Outstanding Assuming Dilution	68,537	66,908	68,022	67,322

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2020	December 31, 2019
ASSETS:
Cash and Cash Equivalents	$36,645	$57,755
Accounts Receivable (net of allowances of $56,364 in 2020 and $65,573 in 2019)	61,254	67,080
Lease Merchandise (net of accumulated depreciation and allowances of $409,307 in 2020 and $428,288 in 2019)	610,263	651,820
Loans Receivable (net of allowances and unamortized fees of $52,274 in 2020 and $21,134 in 2019)	79,148	75,253
Property, Plant and Equipment, Net	26,705	30,365
Operating Lease Right-of-Use Assets	20,613	24,279
Goodwill	288,801	288,801
Other Intangibles, Net	154,421	176,562
Income Tax Receivable	—	17,607
Prepaid Expenses and Other Assets	39,554	27,456
Assets of Discontinued Operations	—	1,880,822
Total Assets	$1,317,404	$3,297,800
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$78,249	$58,622
Accrued Regulatory Expense	—	175,000
Deferred Income Tax Liability	126,938	100,292
Customer Deposits and Advance Payments	46,565	44,222
Operating Lease Liabilities	29,516	33,904
Debt	50,000	—
Liabilities of Discontinued Operations	—	1,148,501
Total Liabilities	331,268	1,560,541
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at December 31, 2020 and 2019; Shares Issued: 90,752,123 at December 31, 2020 and 2019	45,376	45,376
Additional Paid-in Capital	318,263	290,229
Retained Earnings	1,236,378	2,029,613
Accumulated Other Comprehensive Loss	—	(19)

Less: Treasury Shares at Cost
Common Stock: 23,029,434 Shares at December 31, 2020 and 24,034,053 at December 31, 2019	(613,881)	(627,940)
Total Shareholders’ Equity	986,136	1,737,259
Total Liabilities & Shareholders’ Equity	$1,317,404	$3,297,800

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
(In Thousands)	2020	2019
OPERATING ACTIVITIES:
Net (Loss) Earnings	$(61,465)	$31,472
Adjustments to Reconcile Net (Loss) Earnings to Net Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	2,163,443	1,972,358
Other Depreciation and Amortization	93,814	105,061
Accounts Receivable Provision	254,168	322,963
Provision for Credit Losses on Loans Receivable	34,038	21,667
Stock-Based Compensation	41,218	26,548
Deferred Income Taxes	(141,407)	49,967
Impairment of Goodwill	446,893	—
Impairment of Assets	23,788	30,344
Non-Cash Lease Expense	92,277	114,934
Other Changes, Net	9,172	(9,886)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(2,351,064)	(2,484,755)
Book Value of Lease Merchandise Sold or Disposed	317,763	401,960
Accounts Receivable	(250,159)	(331,636)
Prepaid Expenses and Other Assets	7,753	(25,860)
Income Tax Receivable	17,066	10,458
Operating Lease Right-of-Use Assets and Liabilities	(109,356)	(124,384)
Accounts Payable and Accrued Expenses	39,660	20,183
Accrued Litigation Expense	(175,000)	175,000
Customer Deposits and Advance Payments	3,362	10,791
Cash Provided by Operating Activities	455,964	317,185
INVESTING ACTIVITIES:
Investments in Loans Receivable	(112,596)	(70,313)
Proceeds from Loans Receivable	69,358	53,170
Proceeds from Investments	—	1,212
Outflows on Purchases of Property, Plant and Equipment	(64,345)	(92,963)
Proceeds from Disposition of Property, Plant, and Equipment	7,482	14,090
Outflows on Acquisitions of Businesses and Customer Agreements. Net of Cash Acquired	(14,793)	(14,285)
Proceeds from Dispositions of Businesses and Customer Agreements, Net of Cash Disposed	359	2,813
Cash Used in Investing Activities	(114,535)	(106,276)
FINANCING ACTIVITIES:
Borrowings (repayments) on Revolving Facility, Net	50,000	(16,000)
Proceeds from Debt	5,625	—
Repayments on Debt	(347,646)	(68,531)
Acquisition of Treasury Stock	—	(69,255)
Dividends Paid	(13,778)	(9,437)
Issuance of Stock Under Stock Option Plans	12,362	7,749
Shares Withheld for Tax Payments	(11,734)	(13,038)
Debt Issuance Costs	(3,233)	(40)
Transfer of Cash to The Aaron's Company	(54,150)	—
Cash Used in Financing Activities	(362,554)	(168,552)
EFFECT OF EXCHANGE RATE CHANGES	15	120
(Decrease) Increase in Cash and Cash Equivalents	(21,110)	42,477
Cash and Cash Equivalents at Beginning of Year	57,755	15,278
Cash and Cash Equivalents at End of Year	$36,645	$57,755

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	Unaudited
	Three Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$594,017	$—	$594,017
Interest and Fees on Loans Receivable	—	11,635	11,635
Total Revenues	$594,017	$11,635	$605,652

	Unaudited
	Three Months Ended
	December 31, 2019
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$559,549	$—	$559,549
Interest and Fees on Loans Receivable	—	9,103	9,103
Total Revenues	$559,549	$9,103	$568,652

PROG Holdings Inc.
Twelve Month Revenues by Segment
(In thousands)

	Twelve Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$2,443,405	$—	$2,443,405
Interest and Fees on Loans Receivable	—	41,190	41,190
Total Revenues	$2,443,405	$41,190	$2,484,595

	Twelve Months Ended
	December 31, 2019
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$2,128,133	$—	$2,128,133
Interest and Fees on Loans Receivable	—	35,046	35,046
Total Revenues	$2,128,133	$35,046	$2,163,179

Use of Non-GAAP Financial Information:
Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for 2020 exclude (i) intangible amortization expense; (ii) insurance reimbursements for certain legal costs associated with our FTC regulatory charge; (iii) stock-based compensation modification expense and other executive retirement charges resulting from our separation and distribution of Aaron's Business; (iv) income tax benefits from our revaluation of net operating loss carrybacks resulting from the CARES Act; (v) income tax expense for the recognition of a revaluation allowance on foreign tax credits resulting from our separation and distribution of Aaron's Business; and (vi) certain corporate restructuring charges. Non-GAAP net (loss) earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for 2019 exclude (i) intangible amortization expense, (ii) regulatory charge and legal expenses associated with our settlement of the FTC matter; and (iii) certain corporate restructuring charges. The amounts for these after-tax non-GAAP adjustments, which are tax effected using our statutory tax rate, can be found in the reconciliation of net earnings (loss) from continuing operations and earnings (loss) from continuing operations per share assuming dilution to non-GAAP net earnings from continuing operations and earnings from continuing operations per share assuming dilution table in this press release.
The EBITDA and adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. The amounts for these pre-tax non-GAAP adjustments can be found in the quarterly and twelve months segment EBITDA tables in this press release. Adjusted EBITDA for the Company's Q1 2021 outlook is calculated as projected earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the Company's Q1 2021 outlook also excludes stock-based compensation expense.
Management believes that non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.

EBITDA, adjusted EBITDA, non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. Stock-based compensation expense for our Q1 2021 outlook has been excluded from projected adjusted EBITDA. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results beginning in 2021 with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings (loss) from continuing operations and diluted earnings (loss) from continuing operations per share and the GAAP revenues and earnings (loss) from continuing operations before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, EBITDA, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2020
Net Earnings from Continuing Operations	$57,682	$58,997	$74,643	$42,305	$233,627
Add: Intangible Amortization Expense	5,566	5,566	5,565	5,444	22,141
Add: Separation Costs	—	—	2,443	2,293	4,736
Add: Separation Costs - Executive Stock Compensation Acceleration(1)	—	—	—	13,217	13,217
Add: Legal and Regulatory Expense, Net of Insurance Recoveries	—	—	(835)	—	(835)
Add: Restructuring Expense	—	238	—	—	238
Less: Tax impact of adjustments (1)	(1,447)	(1,509)	(1,865)	(2,012)	(6,833)
Less: NOL Carryback Revaluation	(34,190)	(1,350)	—	—	(35,540)
Add: Valuation Allowance on Foreign Tax Credits	—	—	—	4,034	4,034
Non-GAAP Net Earnings from Continuing Operations	$27,611	$61,942	$79,951	$65,281	$234,785

Earnings from Continuing Operations Per Share Assuming Dilution	$0.85	$0.87	$1.10	$0.62	$3.43
Add: Intangible Amortization Expense	0.08	0.08	0.08	0.08	0.33
Add: Separation Costs	—	—	0.04	0.03	0.07
Add: Separation Costs - Executive Stock Compensation Acceleration(1)	—	—	—	0.19	0.19
Add Legal and Regulatory Expense, Net of Insurance Recoveries	—	—	(0.01)	—	(0.01)
Add: Restructuring Expense	—	—	—	—	—
Less: Tax impact of adjustments (1)	(0.02)	(0.02)	(0.03)	(0.03)	(0.10)
Less: NOL Carryback Revaluation	(0.50)	(0.02)	—	—	(0.52)
Add: Valuation Allowance on Foreign Tax Credits	—	—	—	0.06	0.06
Non-GAAP Earnings from Continuing Operations Per Share Assuming Dilution(2)	$0.41	$0.92	$1.17	$0.95	$3.45

Weighted Average Shares Outstanding Assuming Dilution	67,864	67,523	68,155	68,537	68,022

(1)Adjustments are tax-effected using an assumed statutory tax rate of 26.0%, except for the separation costs related to executive stock compensation acceleration which did not result in a current or deferred tax benefit.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.
Reconciliation of Net Earnings (Loss) and Earnings (Loss) Per Share Assuming Dilution from Continuing Operations to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2019
Net Earnings (Loss) from Continuing Operations	$38,788	$39,112	$35,611	$(138,126)	$(24,615)
Add: Intangible Amortization Expense	5,566	5,566	5,565	5,566	22,263
Add: Separation Costs	—	—	—	—	—
Add: Legal and Regulatory Expense	—	—	—	4,261	4,261
Add: FTC Legal Settlement(1)	—	—	—	175,000	175,000
Add: Restructuring Expense	—	304	—	—	304
Less: Tax impact of adjustments (1)	(1,447)	(1,526)	(1,447)	(2,555)	(6,975)
Non-GAAP Net Earnings from Continuing Operations	$42,907	$43,456	$39,729	$44,146	$170,238

Earnings (Loss) from Continuing Operations Per Share Assuming Dilution	$0.56	$0.57	$0.52	$(2.06)	(0.37)
Add: Intangible Amortization Expense	0.08	0.08	0.08	0.08	0.32
Add: Separation Costs	—	—	—	—	—
Add: Legal and Regulatory Expense	—	—	—	0.06	0.06
Add: FTC Legal Settlement (1)	—	—	—	2.56	2.55
Add: Restructuring Expense	—	—	—	—	—
Less: Tax impact of adjustments (1)	(0.02)	(0.02)	(0.02)	(0.04)	(0.10)

Non-GAAP Earnings from Continuing Operations Per Share Assuming Dilution(2)	$0.62	$0.63	$0.58	$0.65	$2.48

Weighted Average Shares Outstanding Assuming Dilution(3)	68,773	68,793	68,652	68,308	68,631

(1)Adjustments are tax-effected using an assumed statutory tax rate of 26.0%, except for the FTC legal settlement which did not result in a current or deferred tax benefit.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
(3)For the three and twelve months ended December 31, 2019, the GAAP Weighted Average Shares Outstanding Assuming Dilution was 66,908 and 67,322, respectively and the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution was 68,308 and 68,631 respectively.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	Unaudited
	Three Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$42,305
Income Taxes[1]				24,034
Earnings (Loss) from Continuing Operations Before Income Taxes	$88,134	$(3,307)	$(18,488)	$66,339
Interest Expense	187	—	—	187
Depreciation	2,356	192	—	2,548
Amortization	5,421	23	—	5,444
EBITDA	$96,098	$(3,092)	$(18,488)	$74,518
Separation Costs	572	—	14,938	15,510
Adjusted EBITDA	$96,670	$(3,092)	$(3,550)	$90,028

	Unaudited
	Three Months Ended
	December 31, 2019
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Loss from Continuing Operations				$(138,126)
Income Taxes[1]				17,028
Earnings (Loss) from Continuing Operations Before Income Taxes	$(109,858)	$(1,594)	$(9,646)	$(121,098)
Depreciation	2,288	209	—	2,497
Amortization	5,421	145	—	5,566
EBITDA	$(102,149)	$(1,240)	$(9,646)	$(113,035)
Legal and Regulatory Expense, Net of Insurance Recoveries	179,261	—	—	179,261
Adjusted EBITDA	$77,112	$(1,240)	$(9,646)	$66,226

(1)Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings Inc.
Non-GAAP Financial Information
Twelve Months Segment EBITDA
(In thousands)

	Twelve Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$233,627
Income Taxes[1]				37,949
Earnings (Loss) Before Income Taxes	$320,636	$(11,180)	$(37,880)	$271,576
Interest Expense	187	—	—	187
Depreciation	8,864	815	—	9,679
Amortization	21,683	458	—	22,141
EBITDA	$351,370	$(9,907)	$(37,880)	$303,583
Legal and Regulatory Expense, Net of Insurance Recoveries	(835)	—	—	(835)
Separation Costs	2,337	—	15,616	17,953
Restructuring Expenses, Net	—	—	238	238
Adjusted EBITDA	$352,872	$(9,907)	$(22,026)	$320,939

	Twelve Months Ended
	December 31, 2019
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Loss from Continuing Operations				$(24,615)
Income Taxes[1]				52,228
Earnings (Loss) Before Income Taxes	$64,283	$(6,127)	$(30,543)	$27,613
Depreciation	8,284	805	—	9,089
Amortization	21,683	580	—	22,263
EBITDA	$94,250	$(4,742)	$(30,543)	$58,965
Legal and Regulatory Expense, Net of Insurance Recoveries	179,261	—	—	179,261
Restructuring Expenses, Net	—	—	304	304
Adjusted EBITDA	$273,511	$(4,742)	$(30,239)	$238,530

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

Reconciliation of Q1 2021 Outlook for Adjusted EBITDA
(In thousands)

	Q1 2021 Ranges
	Progressive Leasing	Vive	Consolidated Total
Estimated Net Earnings			$55,000 - $58,000
Taxes[1]			18,000 - 20,000
Projected Earnings Before Taxes	$72,000 - $75,000	$1,000 - $3,000	$73,000 - $78,000
Interest Expense	500	50	550
Depreciation	2,300	200	2,500
Amortization	5,400	—	5,400
Projected EBITDA	80,000 - 83,000	1,000 - 3,000	81,000 - 86,000
Stock-based compensation	3,900	100	4,000
Projected Adjusted EBITDA	$84,000 - $87,000	$1,000 - $3,000	$85,000 - $90,000

(1)     Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

Reconciliation of Q1 2021 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Q1 2021 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.81	$0.87
Add Projected Intangible Amortization Expense	0.08	0.08
Projected Non-GAAP Earnings Per Share Assuming Dilution	$0.89	$0.95